Exhibit 99.1

Andatee China Marine Fuel Services Corporation to Acquire 52% Equity Stake in Hailong Petrochemical Co., Limited

DALIAN, China, July 23, 2010 /PRNewswire-Asia/ -- Andatee China Marine Fuel Services Corporation (“Andatee”, or the “Company”) (Nasdaq:AMCF - News), the leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in Northern China, today announced that the Company has signed an equity purchase agreement under which Andatee is to acquire 52% equity of Hailong Petrochemical Co., Limited, (“Hailong”), a Tianjin, PRC based company engaged in retail and wholesale of fuel oil and petrochemical products.

Under the terms of the agreement, Andatee will acquire 52% of Hailong's equity for a cash payment of RMB 3.64 million (approximately US$ 0.54 million). Andatee will cooperate with Hailong on business development in the local market and provide capital for Hailong's expansion which will include four 1,000 cubic meter oil storage tanks, five storage tanks for raw materials with a total volume of 1,500 cubic meters, and 300 square meter plant used for slurry oil filtration.

The Company expects Hailong's sales volume to reach 10,000 tons in the remaining five months of 2010. Hailong's revenue is expected to be RMB 2.56 million(approximately US$ 0.38 million), 52% of which, or approximately RMB 1.33 million(approximately US$ 0.20 million), attributable to Andatee. The Company also expects to increase Hailong's sales volume to 48,000 tons in 2012. The Company anticipates that at that time, revenue will reach RMB 12.8 million(approximately US$ 1.89 million) and Andatee will earn a net income of RMB 6.66 million (approximately US$ 0.98 million).

“Our expansion to Tianjin in cooperation with Hailong marks another important milestone for Andatee,” commented Mr. An Fengbin, Chairman, President and CEO of Andatee China Marine Fuel Services Corporation. "Tianjin is one of the busiest ports in China and we believe expanding our footprint to this area increases our visibility and market opportunity to provide high grade marine fuel to fishing vessels as well as small and medium sized cargo vessels.”

About Andatee China Marine Fuel Services Corporation

Andatee China Marine Fuel Services Corporation (“Andatee” or the “Company”) is a leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in Northern China. Andatee is headquartered in the City of Dalian, a key international shipping hub and an international logistics center in Northern China and maintains operations in Liaoning, Shandong and Zhejiang Provinces in the People's Republic of China.

Safe Harbor Relating to the Forward Looking Statements

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule under the Private Securities Litigation Reform Act of 1995. All forward-looking statements included herein are based upon information available to the Company as of the date hereof and, except as is expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. As a result, investors should not place undue reliance on these forward-looking statements. To the extent that any statements made here are not historical, these statements are essentially forward-looking. Forward- looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates" and other words of similar meaning. The Company may also make written or oral forward-looking statements in its periodic reports filed with the U.S. Securities and Exchange Commission and other written materials and in oral statements made by its officers, directors or employees to third parties. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements. Such risk factors include, without limitation, our ability to properly execute our business model, to successfully integrate the Hailong acquisition into the Company's existing infrastructure to obtain requisite business and other licenses to continue, Hailong's operations, to assume and service the assumed debt related to the Hailong acquisition, to estimate the revenue potential and profitability of the acquired assets, to attract and retain management and operational personnel, potential volatility in future earnings, fluctuations in the Company's operating results, PRC governmental decisions and regulation, and existing and future competition that the Company is facing. These forward- looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the Company's filings with the Securities and Exchange Commission under the caption “Risk Factors” in such filings.

For more information, please contact:

Company Contact:
Mr. Wen Tong
Chief Financial Officer
Andatee China Marine Fuel Service Corporation
Tel:   +86-411-8360-4683
Email: bill.wen@andatee.com
Web:   http://www.andatee.com

Investor Relations Contact:
CCG Investor Relations
Mr. Crocker Coulson
President
Tel: +1-646-213-1915 (NY Office)
Email: crocker.coulson@ccgir.com
Web:   http://www.ccgirasia.com

RedChip Companies, Inc.
Jon Cunningham
Tel:   +1-800-733-2447 x107
Email: info@redchip.com